EXHIBIT 4
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COMMON STOCK              NITTANY FINANCIAL CORP.
CERTIFICATE NO. ______
                          INCORPORATED UNDER THE

          LAWS OF THE COMMONWEALTH OF PENNSYLVANIA               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

         THIS CERTIFIES THAT:  __________________________________

         IS THE OWNER OF:       __________________________________

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF



                             NITTANY FINANCIAL CORP.





         The shares represented by this certificate are transferable only on the stock transfer books of the corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the corporation's official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.



              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

         In Witness Whereof, Nittany Financial Corp. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.


DATED:

------------------------------------        ------------------------------------
PRESIDENT                                                              SECRETARY


                                      SEAL
                                Incorporated 1997


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                             NITTANY FINANCIAL CORP.

         The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this certificate may not be cumulatively voted in the election of directors of the corporation. The Articles also require the approval of not less than 80% of the corporation's voting stock prior to the corporation engaging in certain business combinations (as defined in the Articles). This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Articles.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF TRANS MIN ACT -         Custodian
                                                      --------         ---------
                                                        (Cus)            (Minor)


TEN ENT -  as tenants by the entireties               under Uniform Transfers to Minors Act

JT TEN  -  as joint tenants with right of             -------------------------------------
           survivorship and not as tenants                       (State)
           in common

     Additional abbreviations may also be used though not in the above list.

 FOR VALUE RECEIVED                        hereby sell, assign and transfer unto
                    ----------------------

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
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shares of the common stock  represented by the within  certificate and do hereby irrevocably constitute and appoint
                                                                        Attorney
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to transfer  the said shares on the books of the within named  corporation  with full power of substitution in the premises.

Dated                                       X
      ---------------------                  -----------------------------------
                                            X
                                             -----------------------------------
         NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:
                            -------------------------------------
                            THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.